Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of February 20, 2007)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Energy XXI	Late-Mar	64-66	Budgeted downtime of 10 days for maintenance in 2Q’07.
Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	74-76	New dayrate effective 2/20/07.
Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Feb-07	114-116	Expected completion approximately 2/25/07. Actively marketing. May accelerate some maintenance work scheduled for 3Q07 into 1Q07.
Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81
Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of approx. $47MM. Expected completion early July 2007. Bidding internationally.
Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Jun-07	84-86	Four wells remaining on contract plus four one-well options at mutually agreed dayrates. Rig commenced leg repair on 1/25/07 with expected completion +/- 3/5/07.
International
Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70
Rig 31	Bethlehem JU 250 MS	250	India	Cairn	May-07	139-141	Currently working on 3rd of 7 firm wells. Cairn has five one-well options at $140K.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		January 2007
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$33,411	31	100%
230	3	3	32,584	6	6%	One vessel in drydock until mid-February, one vessel under repair until May
190-215	6	6	20,588	151	81%	One vessel in drydock first week of January, one vessel in drydock until mid-February
170	2	2	15,284	3	5%	Two vessels in drydock until third week of February
140-150	6	6	10,142	176	95%	One vessel in drydock during February
120-130	14	14	8,564	263	61%	Four vessels in drydock during January and continuing into February, one additional vessel entering drydock in February
105	15	13	7,075	231	57%	Four vessels in drydock during January, two vessels under refurbishment with one going to work in mid-February, three vessels coming out of drydock in mid-February, one coming out of drydock in March with one vessel entering drydock in February

Sub-total/Average	47	45	11,681	861	62%

West Africa
170-215(4)	2	2	$26,556	62	100%	One vessel in drydock in February
140-150	4	3	11,900	93	100%	One vessel under contract through June and two through August.
120-130	7	7	9,631	186	95%	Two vessels under contract through June and one through August. One vessel in drydock in January, two vessels in drydock in February
105	4	4	11,397	56	53%	One vessel in drydock in January, one vessel came into service in mid-January, two vessels in drydock in February

Sub-total/Average	17	16	13,055	397	83%

Total/Average	64	61	12,115	1,258	67%

Note:

(1)	Actively marketed liftboats excludes two cold-stacked 105’ class liftboats that are undergoing refurbishment (one began service in February, the other scheduled for late March 2007). One vessel in Nigeria undergoing repairs from November through part of January and continuing into drydock through February.
(2)	Includes reimbursables.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.
(4)	The revenue per day for the 170-215 class liftboats in West Africa was reduced by the deferral of certain revenue on one of the vessels in this class.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.